                                                                       EXHIBIT C

                    LISTING OF GENCORP INC. SUBSIDIARIES(1)

                                                                         STATE OR       PERCENTAGE
                                                                      JURISDICTION OF   OF VOTING
                                                                       INCORPORATION    OWNERSHIP
                                                                      ---------------   ----------
Aerojet-General Corporation(2)......................................  Ohio                 100.
  Aerojet Ordnance Tennessee, Inc...................................  Tennessee            100.
  Chemical Construction Corporation.................................  Delaware             100.
  General Applied Science Laboratories, Inc.........................  New York             100.
GenCorp International...............................................  Ohio                 100.
  Penn Racquet Sports Co. (Ireland).................................  Ireland              100.
  Penn Europe GmbH..................................................  Germany              100.
  GenCorp Polymer Products S.A.R.L..................................  France               100.
GenCorp Canada Inc..................................................  Canada               100.
RKO General, Inc....................................................  Delaware             100.
RKO Hotel Group, Inc................................................  Delaware             100.
RKO Hotels, Inc.....................................................  Delaware             100.
Genco Insurance Limited.............................................  Bermuda              100.
GenCorp Export Corporation..........................................  Virgin Islands       100.
GenCorp Investment Management, Inc..................................  Ohio                 100.
GKK Automotive Co., Ltd.............................................  Ohio                  60.
GT Automotive Co., Ltd..............................................  Ohio                  60.
                                                                                          -----

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(1) GenCorp Inc. conducts business using the names GenCorp, GenCorp Automotive and GenCorp Polymer Products.

(2) Aerojet-General Corporation conducts business using the names Aerojet ASRM Division, Aerojet Electronic Systems Division, Aerojet Ordnance Division and Aerojet Propulsion Division.